EXHIBIT 10.2.1

April 2, 2008

SunTrust Bank, as Administrative Agent

303 Peachtree St., NE

Atlanta, GA 30308

ATTN: Agency Services

Re:	Termination of Revolving Commitments for
Havertys Credit Services, Inc. (the “Company”)

Ladies and Gentlemen:

We refer to that certain Revolving Credit Agreement, dated as of August 26, 2005, among Company, SunTrust Bank as Administrative Agent and the lenders from time to time parties thereto (as amended or modified, the “Credit Agreement”).

The Company hereby reduces the Revolving Commitments to $0, confirms that all Obligations have been paid in full and terminates the Credit Agreement.

Very truly yours,

HAVERTYS CREDIT SERVICES, INC.

By:	/s/ Dennis L. Fink
Name:	Dennis L. Fink
Title:	President